As filed with the Securities and Exchange Commission on December 30, 2004

Registration No. 001-

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 10

GENERAL FORM FOR REGISTRATION OF SECURITIES

Pursuant to Section 12(b) or (g) of the Securities Exchange Act of 1934

SunGard Availability Inc.

(Exact name of registrant as specified in its charter)

Delaware	20-2019209
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

680 East Swedesford Road, Wayne, Pennsylvania	19087
(Address of principal executive offices)	(Zip Code)

484-582-2000

(Registrant’s telephone number, including area code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
Common Stock, $0.01 par value; Preferred Share Purchase Rights	*

Securities to be registered pursuant to Section 12(g) of the Act:

None

*	To be determined.

SUNGARD AVAILABILITY INC.

I. INFORMATION INCLUDED IN INFORMATION STATEMENT

Our Information Statement may be found as Exhibit 99.1 to this Form 10. For your convenience, we have provided below a cross-reference sheet identifying where the items required by Form 10 can be found in the Information Statement.

Item No.	Caption	Location in Information Statement
1.	Business	“Summary”; “Risk Factors”; “The Spin-Off”; “Capitalization”; “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; “Our Business”; “Arrangements Between SDS and SunGard Availability”; and “Available Information”

2.	Financial Information	“Summary”; “Selected Financial Information”; “Unaudited Pro Forma Financial Information”; “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and “Index to Financial Statements”

3.	Properties	“Our Business — Properties”

4.	Security Ownership of Certain Beneficial Owners and Management	“Beneficial Ownership of Our Common Stock”

5.	Directors and Executive Officers	“Management”

6.	Executive Compensation	“Arrangements Between SDS and SunGard Availability” and “Management”

7.	Certain Relationships and Related Transactions	“Arrangements Between SDS and SunGard Availability”; “Management — Certain Transactions with Management”; and “Certain Relationships and Related Transactions”

8.	Legal Proceedings	“Our Business — Legal Matters”

9.	Market Price of and Dividends on the Registrant’s Common Equity and Related Stockholder Matters	“Summary”; “The Spin-Off”; “Capitalization”; “Dividend Policy”; and “Description of Capital Stock”

10.	Recent Sales of Unregistered Securities	See Part II below

11.	Description of Registrant’s Securities to be Registered	“Description of Capital Stock”

12.	Indemnification of Directors and Officers	“Indemnification of Officers and Directors”

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13.	Financial Statements and Supplementary Data	“Summary”; “Selected Financial Information”; “Unaudited Pro Forma Financial Information”; “Management’s Discussion and Analysis of Financial Condition and Results of Operations”; and “Index to Financial Statements”

14.	Changes in and Disagreements with Accountants on Accounting and Financial Disclosure	Not Applicable

15.	Financial Statements and Exhibits	“Index to Financial Statements” and “Exhibits”

II. INFORMATION NOT INCLUDED IN INFORMATION STATEMENT

Item 10.	Recent Sales of Unregistered Securities

We were incorporated in Delaware on December 17, 2004 under the name “SunGard Availability Inc.” (to be renamed SunGard Inc. at the time or before the completion of the spin-off). We issued 1,000 shares of our common stock, par value $0.01 per share, to SunGard Data Systems Inc., a Delaware corporation (to be renamed             ) in consideration of an aggregate capital contribution of $10.00 by SunGard Data Systems Inc. This issuance was exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 4(2) thereof because it did not involve any public offering of securities.

Item 15.	Financial Statements and Exhibits

(a)	Financial Statements filed as part of this registration statement:

Report of Independent Registered Public Accounting Firm	F-2
Combined Statements of Income for the Fiscal Years ended December 31, 2003, 2002 and 2001 and the Nine Months ended September 30, 2004 and 2003	F-3
Combined Balance Sheets at December 31, 2003 and 2002 and at September 30, 2004	F-4
Combined Statements of Cash Flows for the Fiscal Years ended December 31, 2003, 2002 and 2001 and the Nine Months ended September 30, 2004 and 2003	F-5
Combined Statement of Invested Equity at December 31, 2003, 2002 and 2001 and at September 30, 2004	F-7
Notes to Combined Financial Statements	F-8

All other schedules are omitted because they are not applicable or the required information is shown in the financial statements or notes thereto.

(b)	Exhibits:

Exhibit No.	Description

2.1	Form of Separation and Distribution Agreement between SunGard Data Systems Inc. and SunGard Availability Inc.*

3.1	Certificate of Incorporation of SunGard Availability Inc.*

3.2	By-laws of SunGard Availability Inc.*

4.1	Specimen Common Stock Certificate*

4.2	Form of Rights Agreement*

10.1	Form of Separation and Distribution Agreement between SunGard Data Systems Inc. and SunGard Availability Inc. (filed as Exhibit 2.1 hereto)*

10.2	Form of Transition Services Agreement between SunGard Data Systems Inc. and SunGard Availability Inc.*

10.3	Form of Employee Matters Agreement between SunGard Data Systems Inc. and SunGard Availability Inc.*

10.4	Form of Tax-Sharing and Indemnification Agreement between SunGard Data Systems Inc. and SunGard Availability Inc.*

10.5	Form of Intellectual Property Assignment and License Agreement between SunGard Data Systems Inc. and SunGard Availability Inc.*

10.6	Form of Change in Control Agreement including the 30-Day Clause between SunGard Data Systems Inc. and certain key executives of SunGard Data Systems Inc., effective December 15, 2004 (to be assumed by SunGard Availability Inc.)

10.7	Form of Change in Control Agreement not including the 30-Day Clause between SunGard Data Systems Inc. and certain key executives of SunGard Data Systems Inc., effective December 15, 2004 (to be assumed by SunGard Availability Inc.)

10.8	Addendum to Change in Control Agreement between SunGard Data Systems Inc. and Michael J. Ruane, effective December 15, 2004 (to be assumed by SunGard Availability Inc.)

10.9	Form of Indemnification Agreement*

10.10	Lease, dated April 12, 1984, between SunGard Availability Services LP and Broad and Noble Associates, Inc., relating to facility at 401 North Broad Street, Philadelphia, Pennsylvania, and Amendments thereto

10.11	September 2000 Lease between Prologis UK S.A.R.L., Prologis UK VII S.A.R.L. and Guardian iT relating to facility at Green Lane, Hounslow, England

10.12	October 1999 Lease by and between Russo Family Limited Partnership and SunGard Availability Services LP (as successor to Comdisco, Inc.); Amendment to Lease Agreement, dated November 15, 2001, by and between Russo Family Limited Partnership and SunGard Availability Services LP; and Lease Assignment and Assumption Agreement, dated November 15, 2001, between Comdisco, Inc. and SunGard Availability Services LP (each relating to facility at 777 Central Boulevard, Carlstadt, New Jersey)

10.13	August 2002 Lease Agreement between 760 Washington Avenue, L.L.C. and SunGard Availability Services LP relating to facility at 760 Washington Avenue, Carlstadt, New Jersey and Amendment thereto

21.1	List of Subsidiaries of SunGard Availability Inc.*

99.1	SunGard Availability Inc. Preliminary Information Statement dated December 30, 2004

*	To be filed by amendment.

SIGNATURES

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized.

SUNGARD AVAILABILITY INC.

Date: December 30, 2004	By:	/S/ JAMES C. SIMMONS
	Name:	James C. Simmons
	Title:	President and Chief Executive Officer

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Exhibit Index

Exhibit No.	Description

2.1	Form of Separation and Distribution Agreement between SunGard Data Systems Inc. and SunGard Availability Inc.*

3.1	Certificate of Incorporation of SunGard Availability Inc.*

3.2	By-laws of SunGard Availability Inc.*

4.1	Specimen Common Stock Certificate*

4.2	Form of Rights Agreement*

10.1	Form of Separation and Distribution Agreement between SunGard Data Systems Inc. and SunGard Availability Inc. (filed as Exhibit 2.1 hereto)*

10.2	Form of Transition Services Agreement between SunGard Data Systems Inc. and SunGard Availability Inc.*

10.3	Form of Employee Matters Agreement between SunGard Data Systems Inc. and SunGard Availability Inc.*

10.4	Form of Tax-Sharing and Indemnification Agreement between SunGard Data Systems Inc. and SunGard Availability Inc.*

10.5	Form of Intellectual Property Assignment and License Agreement between SunGard Data Systems Inc. and SunGard Availability Inc.*

10.6	Form of Change in Control Agreement including the 30-Day Clause between SunGard Data Systems Inc. and certain key executives of SunGard Data Systems Inc., effective December 15, 2004 (to be assumed by SunGard Availability Inc.)

10.7	Form of Change in Control Agreement not including the 30-Day Clause between SunGard Data Systems Inc. and certain key executives of SunGard Data Systems Inc., effective December 15, 2004 (to be assumed by SunGard Availability Inc.)

10.8	Addendum to Change in Control Agreement between SunGard Data Systems Inc. and Michael J. Ruane, effective December 15, 2004 (to be assumed by SunGard Availability Inc.)

10.9	Form of Indemnification Agreement*

10.10	Lease, dated April 12, 1984, between SunGard Availability Services LP and Broad and Noble Associates, Inc., relating to facility at 401 North Broad Street, Philadelphia, Pennsylvania, and Amendments thereto

10.11	September 2000 Lease between Prologis UK S.A.R.L., Prologis UK VII S.A.R.L. and Guardian iT relating to facility at Green Lane, Hounslow, England

10.12	October 1999 Lease by and between Russo Family Limited Partnership and SunGard Availability Services LP (as successor to Comdisco, Inc.); Amendment to Lease Agreement, dated November 15, 2001, by and between Russo Family Limited Partnership and SunGard Availability Services LP; and Lease Assignment and Assumption Agreement, dated November 15, 2001, between Comdisco, Inc. and SunGard Availability Services LP (each relating to facility at 777 Central Boulevard, Carlstadt, New Jersey)

10.13	August 2002 Lease Agreement between 760 Washington Avenue, L.L.C. and SunGard Availability Services LP relating to facility at 760 Washington Avenue, Carlstadt, New Jersey and Amendment thereto

21.1	List of Subsidiaries of SunGard Availability Inc.*

99.1	SunGard Availability Inc. Preliminary Information Statement dated December 30, 2004

*	To be filed by amendment.

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